                                                                    EXHIBIT 4.5


                               THE PANTRY, INC.


                          THE GUARANTORS named herein


                                      and


              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                   INDENTURE

                          Dated as of October 23, 1997



                                  $200,000,000

                   10 1/4% Senior Subordinated Notes due 2007

                             CROSS-REFERENCE TABLE

    TIA                                                     Indenture
  Section                                                    Section
  -------                                                   ---------
   310(a)(1)                                                8.10
      (a)(2)                                                8.10
      (a)(3)                                                N.A.
      (a)(4)                                                N.A.
      (b)                                                   8.08; 8.10;
                                                            12.02
      (b)(1)                                                8.10
      (b)(9)                                                8.10
      (c)                                                   N.A.
   311(a)                                                   8.11
      (b)                                                   8.11
      (c)                                                   N.A.
   312(a)                                                   2.05
      (b)                                                   12.03
      (c)                                                   12.03
   313(a)                                                   8.06
      (b)(1)                                                8.06
      (b)(2)                                                8.06
      (c)                                                   12.02
      (d)                                                   8.06
   314(a)                                                   4.02; 4.04;
                                                            12.02
      (b)                                                   N.A.
      (c)(1)                                                12.04; 12.05
      (c)(2)                                                12.04; 12.05
      (c)(3)                                                N.A.
      (d)                                                   N.A.
      (e)                                                   12.05
      (f)                                                   N.A.
   315(a)                                                   8.01; 8.02
      (b)                                                   8.05; 12.02
      (c)                                                   8.01
      (d)                                                   6.05; 8.01;
                                                            8.02
      (e)                                                   6.11

        --------------------------------------------------------------------
        ================
        N.A means Not Applicable

        Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

   316(a) (last sentence)                                  12.06
      (a)(1)(A)                                            6.05
      (a)(1)(B)                                            6.04
      (a)(2)                                               9.02
      (b)                                                  6.07
      (c)                                                  9.04
   317(a)(1)                                               6.08
      (a)(2)                                               6.09
      (b)                                                  8.12
   318(a)                                                  12.01

        --------------------------------------------------------------------
        ================
        N.A means Not Applicable

        Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
       ARTICLE ONE
           DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.................................................   1

Section 1.02.  Other Definitions...........................................  28

Section 1.03.  Incorporation by Reference of Trust Indenture Act...........  29

Section 1.04.  Rules of Construction.......................................  29


       ARTICLE TWO
                                   THE NOTES

Section 2.01.  Amount of Notes.............................................  30

Section 2.02.  Form and Dating.............................................  31

Section 2.03.  Execution and Authentication................................  31

Section 2.04.  Registrar and Paying Agent..................................  32

Section 2.05.  Paying Agent to Hold Money in Trust.........................  33

Section 2.06.  Noteholder Lists............................................  34

Section 2.07.  Transfer and Exchange.......................................  34

Section 2.08.  Replacement Notes...........................................  35

Section 2.09.  Outstanding Notes...........................................  36

                                      -i-


                                                                            Page
                                                                            ----

Section 2.10.  Treasury Notes............................................... 36

Section 2.11.  Temporary Notes.............................................. 37

Section 2.12.  Cancellation................................................. 37

Section 2.13.  Defaulted Interest........................................... 37

Section 2.14.  CUSIP Number................................................. 38

Section 2.15.  Deposit of Moneys............................................ 38

Section 2.16.  Book-Entry Provisions for Global Notes....................... 38

Section 2.17.  Special Transfer Provisions.................................. 41

Section 2.18.  Computation of Interest...................................... 44

       ARTICLE THREE
                                   REDEMPTION

Section 3.01.  Election to Redeem; Notices to Trustee....................... 44

Section 3.02.  Selection by Trustee of Notes To Be Redeemed................. 45

Section 3.03.  Notice of Redemption......................................... 45

Section 3.04.  Effect of Notice of Redemption............................... 46

Section 3.05.  Deposit of Redemption Price.................................. 47

Section 3.06.  Notes Redeemed in Part....................................... 47

       ARTICLE FOUR
                                   COVENANTS
Section 4.01.  Payment of Notes............................................. 48

                                     -ii-


                                                                            Page
                                                                            ----
Section 4.02.  SEC Reports.................................................. 48

Section 4.03.  Waiver of Stay, Extension or Usury Laws...................... 49

Section 4.04.  Compliance Certificate....................................... 49

Section 4.05.  Taxes........................................................ 51

Section 4.06.  Limitation on Additional Indebtedness........................ 51

Section 4.07.  Limitation on Preferred Stock of Restricted Subsidiaries..... 51

Section 4.08.  Limitation on Capital Stock of Restricted Subsidiaries....... 52

Section 4.09.  Limitation on Restricted Payments............................ 52

Section 4.10.  Limitation on Certain Asset Sales............................ 54

Section 4.11.  Limitation on Transactions with Affiliates................... 57

Section 4.12.  Limitations on Liens......................................... 58

Section 4.13.  Limitation on Creation of Subsidiaries....................... 59

Section 4.14.  Limitation on Sale and Lease-Back Transactions............... 59

Section 4.15.  Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted Subsidiaries.............. 60

Section 4.16.  Payments for Consent......................................... 60

Section 4.17.  Legal Existence.............................................. 61

Section 4.18.  Change of Control............................................ 61

Section 4.19.  Maintenance of Properties; Insurance; Books
                 and Records; Compliance with


                                                                            Page
                                                                            ----
               Law.........................................................  64

Section 4.20.  Further Assurance to the Trustee............................  65

Section 4.21.  Limitation on Other Senior Subordinated Indebtedness........  65

Section 4.22.  Limitation on Conduct of Business...........................  65

Section 4.23.  Maintenance of Office or Agency.............................  66

       ARTICLE FIVE
                             SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets......  66

Section 5.02.  Successor Person Substituted................................  67

       ARTICLE SIX
                             DEFAULTS AND REMEDIES
Section 6.01.   Events of Default..........................................  68

Section 6.02.   Acceleration...............................................  70

Section 6.03.   Other Remedies.............................................  71

Section 6.04.   Waiver of Defaults and Events of Default...................  72

Section 6.05.   Control by Majority........................................  72

Section 6.06.   Limitation on Suits........................................  72

Section 6.07.   Rights of Holders To Receive Payment.......................  73

Section 6.08.   Collection Suit by Trustee.................................  73

Section 6.09.   Trustee May File Proofs of Claim...........................  74


                                                                            Page
                                                                            ----
Section 6.10.  Priorities...................................................  74

Section 6.11.  Undertaking for Costs........................................  75

Section 6.12.  Restoration of Rights and Remedies...........................  75

       ARTICLE SEVEN
                                 SUBORDINATION

Section 7.01.  Notes Subordinate to Senior Indebtedness.....................  75

Section 7.02.  Payment Over of Proceeds upon Dissolution, etc...............  76

Section 7.03.  Suspension of Payment When Senior
                Indebtedness in Default.....................................  78

Section 7.04.  Trustee's Relation to Senior Indebtedness....................  80

Section 7.05.  Subrogation to Rights of Holders of Senior Indebtedness......  80

Section 7.06.  Provisions Solely To Define Relative Rights..................  81

Section 7.07.  Trustee To Effectuate Subordination..........................  81

Section 7.08.  No Waiver of Subordination Provisions........................  82

Section 7.09.  Notice to Trustee............................................  82

Section 7.10.  Reliance on Judicial Order or
                Certificate of Liquidating Agent............................  83

Section 7.11.  Rights of Trustee as a Holder of Senior
                Indebtedness; Preservation of Trustee's Rights..............  84

Section 7.12.  Article Applicable to Paying Agents..........................  84



                                                                          Page
                                                                          ----
Section 7.13.  No Suspension of Remedies................................... 84

Section 7.14.  Defeasance of Subordination................................. 84

       ARTICLE EIGHT
                                    TRUSTEE
Section 8.01.  Duties of Trustee........................................... 85

Section 8.02.  Rights of Trustee........................................... 86

Section 8.03.  Individual Rights of Trustee................................ 87

Section 8.04.  Trustee's Disclaimer........................................ 87

Section 8.05.  Notice of Defaults.......................................... 87

Section 8.06.  Reports by Trustee to Holders............................... 88

Section 8.07.  Compensation and Indemnity.................................. 88

Section 8.08.  Replacement of Trustee...................................... 90

Section 8.09.  Successor Trustee by Consolidation, Merger, etc............. 91

Section 8.10.  Eligibility; Disqualification............................... 91

Section 8.11.  Preferential Collection of Claims Against Company........... 92

Section 8.12.  Paying Agents............................................... 92


       ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders.................................. 92

Section 9.02.  With Consent of Holders..................................... 93

Section 9.03.  Compliance with Trust Indenture Act......................... 95


                                                                          Page
                                                                          ----
Section 9.04.  Revocation and Effect of Consents........................... 95

Section 9.05.  Notation on or Exchange of Notes............................ 96

Section 9.06.  Trustee To Sign Amendments, etc............................. 96

       ARTICLE TEN
                   DISCHARGE OF INDENTURE; DEFEASANCE

Section 10.01.  Discharge of Indenture..................................... 96

Section 10.02.  Legal Defeasance........................................... 97

Section 10.03.  Covenant Defeasance........................................ 98

Section 10.04.  Conditions to Legal Defeasance or Covenant Defeasance...... 98

Section 10.05.  Deposited Money and U.S. Government Obligations
                  To Be Held in Trust; Other Miscellaneous Provisions..... 101

Section 10.06.  Reinstatement............................................. 101

Section 10.07.  Moneys Held by Paying Agent............................... 102

Section 10.08.  Moneys Held by Trustee.................................... 102

       ARTICLE ELEVEN
                           GUARANTEE OF NOTES

Section 11.01.  Guarantee................................................. 103

Section 11.02.  Execution and Delivery of Guarantees...................... 104

Section 11.03.  Limitation of Guarantee................................... 105

Section 11.04.  Additional Guarantors..................................... 105

Section 11.05.  Release of Guarantor...................................... 105


                                                                         Page
                                                                         ----
Section 11.06.  Guarantee Obligations Subordinated to
                 Guarantor Senior Indebtedness..........................  106

Section 11.07.  Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.........................................  106

Section 11.08.  Suspension of Guarantee Obligations When
                 Guarantor Senior Indebtedness in Default...............  108

Section 11.09.  Subrogation to Rights of Holders of Guarantor
                 Senior Indebtedness....................................  110

Section 11.10.  Guarantee Subordination Provisions Solely
                 To Define Relative Rights..............................  111

Section 11.11.  Application of Certain Article 7 Provisions.............  112

       ARTICLE TWELVE
                             MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls............................  112

Section 12.02.  Notices.................................................  112

Section 12.03.  Communications by Holders with Other Holders............  114

Section 12.04.  Certificate and Opinion as to Conditions Precedent......  114

Section 12.05.  Statements Required in Certificate and Opinion..........  114

Section 12.06.  Rules by Trustee and Agents.............................  115

Section 12.07.  Business Days; Legal Holidays...........................  115

Section 12.08.  Governing Law...........................................  116

Section 12.09.  No Adverse Interpretation of Other Agreements...........  116

                                    -viii-


                                                                         Page
                                                                         ----
Section 12.10.  No Recourse Against Others..............................  116

Section 12.11.  Successors..............................................  117

Section 12.12.  Multiple Counterparts...................................  117

Section 12.13.  Table of Contents, Headings, etc........................  117

Section 12.14.  Separability............................................  117

                                    EXHIBITS
                                    --------

Exhibit A.      Form of Note............................................  A-1

Exhibit B.      Form of Legend and Assignment for Rule 144A.............  B-1

Exhibit C.      Form of Legend and Assignment
                    for Regulation S Note...............................  C-1

Exhibit D.      Form of Legend for Global Note..........................  D-1

Exhibit E.      Form of Certificate to Be Delivered in Connection
                 with Transfers to Non-QIB Accredited Investors.........  E-1

Exhibit F.      Form of Certificate to Be Delivered in Connection
                 with Transfers Pursuant to Regulation S................  F-1

Exhibit G.      Form of Guarantee.......................................  G-1

          INDENTURE, dated as of October 23, 1997, among THE PANTRY, INC., a Delaware corporation (the "Company"), the Guarantors (as hereinafter defined) and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.
               -----------

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

          "Additional Interest" means additional interest on the Notes which the Company and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

          "Affiliate" means, with respect to any specific Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.11, beneficial
                        --------
ownership of at least

10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means the sale, transfer, assignment, conveyance or other disposition in any single transaction or series of related transactions of (i) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (ii) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary or (iii) any other asset or property of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided that Asset Sale shall not include (a) any sale, assignment, conveyance, transfer or other disposition (1) to the Company or to a Restricted Subsidiary or to any other Person if after giving effect thereto such other Person becomes a Wholly Owned Subsidiary or (2) by the Company or a Restricted Subsidiary to any Person as an Investment in such Person provided that the Company or such Restricted Subsidiary receives consideration at the time at least equal to the fair market value of such asset or properties and such Investment is included in clause
(viii) of the second paragraph of Section 4.09; (b) Sale and Lease-Back Transactions completed within 270 days following the original acquisition of the subject assets where the original acquisition occurred after the date of the Indenture; (c) the disposition of all or substantially all of the assets of the Company on a consolidated basis in a manner permitted pursuant to the provisions described under Section 5.01; or (d) sales or dispositions of obsolete equipment or other assets in the ordinary course of business.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

          "Attributable Indebtedness" means, in respect of a Sale and Lease-Back Transaction, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of Section 4.10.

          "Board of Directors" with respect to any Person means the board of directors of such Person or any committee authorized to act therefor.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 and thereafter means the successor.

          "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") for which financial information is available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                                    ---------
calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sale or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) and also including any EBITDA (provided that such EBITDA shall be included only to the extent
        -------------
includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of

(i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) the net costs associated with Interest Rate Agreements and other hedging obligations to the extent treated as interest expense under GAAP,
(iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company) but excluding amortization of financing fees and expenses.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other
           --------  -------
Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any consensual restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, (g) any non-recurring non-cash losses and charges shall be excluded,
(h) for purposes of calculations referred to in Section 4.09 only, any net income attributable to payments or dividends received by the Company or any Restricted Subsidiary that offset the amount of Investments made in reliance on clause (ii) of the definition of "Net Investments" shall be excluded, and (i) for purposes of clauses (c)(ii), (d) and (g) only, the associated tax effects in respect of such period shall be excluded.

          "Consolidated Total Tangible Assets" means, with respect to any person, the total assets as would appear on a consolidated balance sheet of such person minus unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at United States Trust Company of New York, 114 West 47th Street, New York, NY 10036, attention: Corporate Trust Department.

          "Currency Agreement" means, for any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

          "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, under (i) the Senior Credit Facility and (ii) any other Indebtedness in an original principal amount (or committed availability) of at least $25 million if the instrument governing the same expressly provides that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.

          "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that
                                                    --------  -------
Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described in Section 4.18 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

          "EBITDA" means with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; and provided, however, that, for
                                                --------  -------
purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Cash Equivalents.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time, except that, for purposes of calculating financial ratios, GAAP shall mean generally accepted accounting principles utilized by the Company as of the Issue Date.

          "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article Eleven hereof.

          "Guarantor" means each of the Guarantors listed on the signature page to this Indenture as well as each Restricted Subsidiary which guarantees payment of the Notes pursuant to Section 4.13, and "Guarantors" means such entities, collectively.

          "Guarantor Senior Indebtedness," as to any Guarantor, means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of such Guarantor owed to lenders under the Senior Credit Facility, (b) all obligations of such Guarantor with respect to any Interest Rate Agreement or Currency Agreement or any guarantee thereof, (c) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments and all obligations of such Guarantor with respect to guarantees of such reimbursement obligations,
(d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantees and (e) all deferrals, renewals, refinancings, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness represented by the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) Indebtedness incurred in violation of this Indenture, (vi) Indebtedness represented by Disqualified Capital Stock and (vii) any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided, that a change in GAAP that results in
                               --------
an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, any obligation at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations (excluding any imputed interest therein) of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, to the extent of the fair market value of such property or assets, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), to the extent of the amount of the Indebtedness so guaranteed, (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations; provided that (i) the amount
                                            --------
outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means CIBC Wood Gundy Securities Corp. and First Union Capital Markets Corp.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase of securities of any Person by such Person. For the purposes of Section 4.09 of this Indenture, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such
                                                --------
payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

          "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Material Restricted Subsidiary" means a Restricted Subsidiary that, as of the end of the most recent fiscal quarter, accounted for 10% or more of the Company's consolidated (i) total assets, (ii) shareholders' equity or (iii) operating income (calculated for the four most recent fiscal quarters), determined in each case in accordance with GAAP.

          "Maturity Date" means October 15, 2007.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender and Cash Equivalents received by a Person from the sale of Capital Stock, after payment of expenses, commissions and the like incurred in connection therewith.

          "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the sum of (a) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments and (b) the Net Cash Proceeds received by the Company or any Restricted Subsidiary or joint venture from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that
                                                         --------  -------
with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (a) and (b) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value or principal amount of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account
                              ---
of fractional shares and less all expenses incurred by such Person in connection therewith).

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

          "Notes" means the securities issued by the Company, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

          "Offering" means the offering of the Notes as described in the Offering Memorandum.

          "Offering Memorandum" means the Offering Memorandum dated October 17, 1997 pursuant to which the Notes issued on the Issue Date were offered.

          "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
12.05 and delivered to the Trustee.

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which 80% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor; provided that
                                                                --------
(i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets (including cash) being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets (including cash) received by the Company or such Restricted Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all property or assets transferred by the Company and any of its Restricted Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $20 million.

          "Permitted Holders" shall mean any member of senior management of the Company, Freeman Spogli & Co. Incorporated or Chase Manhattan Capital, L.P., and any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or Chase Manhattan Capital, L.P., as the case may be, and any entity controlled by either of them (other than any of their portfolio companies).

          "Permitted Indebtedness" means:

    (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed (x) $50 million outstanding at any time under an acquisition facility plus (y) the greater of (A) $45 million or (B) an amount equal to the product of 4.0% times the Company's consolidated total revenues for the four full fiscal quarters for which financial information is available ended immediately preceding the date of determination, determined in accordance with GAAP, under a revolving credit and letter of credit facility less, in the case of
          (x) or (y), any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

   (ii)   Indebtedness under the Notes and the Guarantees;

   (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

   (iv) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary;

   (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to finance the acquisition, construction, improvement or remodeling of property or assets in the ordinary course of business, which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 10% of the Company's Consolidated Total Tangible Assets at any time;

   (vi)   Interest Rate Agreements and Currency Agreements;

   (vii)  Refinancing Indebtedness;

   (viii) Indebtedness under the Senior Notes and guarantees thereof by the Guarantors; and

   (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $15 million in aggregate principal amount at any one time outstanding.

          "Permitted Investments" means Investments made on or after the Issue Date consisting of:

   (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

   (ii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

   (iii)     Investments in cash and Cash Equivalents;

   (iv) reasonable and customary loans made to employees not to exceed $1 million in the aggregate at any one time outstanding;

   (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under
             Section 4.10;

   (vi) Interest Rate Agreements and Currency Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business; and

   (vii) recourse loans of up to an aggregate of $2 million outstanding at any time to employees of the Company or its Subsidiaries made in connection with the purchase of Capital Stock of the Company (other than Disqualified Capital Stock).

          "Permitted Liens" means (i) Liens on Property or assets of, or any shares of Capital Stock of or secured indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or
              --------
in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not
                                         --------
extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that (a) any such Lien is created solely for the purpose of securing
--------
Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5,000,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are not due or are being contested in good faith by appropriate proceedings and (x) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness,"; provided that such Lien does not extend to any property other
                --------
than that subject to the underlying lease.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.
                                    ---------

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

          "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.
                                         ---------

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

          "Purchase Agreement" means the Securities Purchase Agreement dated October 17, 1997 by and among the Company, the Guarantors and the Initial Purchasers.

          "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction, improvement or remodeling) of an asset or property, provided
                                                                     --------
that (x) the principal amount of such Indebtedness does not exceed the sum of
(i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith and (y) any lien or encumbrance securing such Indebtedness is placed on such asset or property not more than 270 days after its acquisition or the completion of construction, improvement or remodeling, as the case may be.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that any Indebtedness incurred to
                           --------  -------
refund, refinance or extend Indebtedness incurred by the Company or its Restricted Subsidiaries after the Issue Date pursuant to the terms of the Indenture and any Indebtedness incurred under the Senior Credit Facility to refinance the Senior Notes need not comply with clauses (ii) or (iii) above; provided, further, that, for purposes of calculations made under the Permitted
--------  -------
Indebtedness definition, such Indebtedness may be treated as Refinancing Indebtedness.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers, as amended from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the
                                                              --------
Trustee shall be entitled to
request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue

Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 and (ii) no Default or Event of Default shall have occurred and be continuing.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "S&P" means Standard & Poor's Ratings Services and its successors.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the Credit Agreement dated as of October 23, 1997, among the Company, the lenders party thereto in their capacities as lenders thereunder, the Initial Purchasers, as co-arrangers, and Canadian Imperial Bank of Commerce, as syndication agent, and First Union National Bank, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring

(including increasing the amount of available borrowings thereunder (provided
                                                                     --------
that such increase in borrowings is permitted by Section 4.06, whether or not under clause (i) of the definition of "Permitted Indebtedness") or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under the Senior Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement or Currency Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,
(d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals,
     ---- -----
renewals, refinancings, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness represented by the Notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,
(v) Indebtedness incurred in violation of this Indenture, (vi) Indebtedness represented by Disqualified Capital Stock and (vii) any Indebtedness to or guaranteed on behalf of any shareholders, director, officer or employee of the Company or any Subsidiary of the Company.

          "Senior Notes" means the Company's 12% Series B Senior Notes Due 2000.

          "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 9.03 hereof).

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means (a) PH Holding Corporation, a Delaware corporation, (b) any Subsidiary of an Unrestricted Subsidiary and (c) any other Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary may be so classified as an Unrestricted
         --------
Subsidiary only if such classification is in compliance with Section 4.09. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

          "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to
--------
make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.02.  Other Definitions.
               ------------------

          The definitions of the following terms may be found in the sections indicated as follows:

          Term                     Defined in Section
          ----                     ------------------

"Affiliate Transaction"..............   4.11
"Agent Members"......................   2.16(a)
"Bankruptcy Law".....................   6.01
"Bankruptcy Proceeding"..............   7.02
"Business Day".......................   12.07
"CEDEL"..............................   2.16(a)
"Change of Control Offer"............   4.18
"Change of Control Purchase Price"...   4.18
"Change of Control Payment Date".....   4.18
"Covenant Defeasance"................   10.03
"Custodian"..........................   6.01
"Euroclear"..........................   2.16(a)
"Event of Default"...................   6.01
"Excess Proceeds Offer"..............   4.10
"Global Notes".......................   2.16(a)

"Guarantor Bankruptcy Proceeding"....   11.07
"Guarantor Blockage Period"..........   11.10
"Guarantor Default Notice"...........   11.10
"Initial Blockage Period"............   7.03
"Legal Defeasance"...................   10.02
"Legal Holiday"......................   12.07
"Offer Period".......................   4.10
"Other Notes"........................   2.02
"Paying Agent".......................   2.04
"Payment Blockage Period"............   7.03
"Purchase Date"......................   4.10
"Registrar"..........................   2.04
"Regulation S Global Notes"..........   2.16(a)
"Regulation S Notes".................   2.02
"Reinvestment Date"..................   4.10
"Restricted Global Note".............   2.16(a)
"Rule 144A Notes"....................   2.02

Section 1.03.  Incorporation by Reference of Trust
               Indenture Act.
               -----------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. If any provision of this Indenture modifies any provision of the TIA that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture. The following TIA terms used in this Indenture have the following meanings:

                   "Commission" means the SEC.

                   "indenture securities" means the Notes.

                   "indenture securityholder" means a Holder or Noteholder.

                   "indenture to be qualified" means this Indenture.

                   "indenture trustee" or "institutional trustee" means the Trustee.

                   "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to both genders; and

          (6) whenever in this Indenture there is mentioned, in any context, Principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.


ARTICLE TWO

                                   THE NOTES
Section 2.01.  Amount of Notes.
               ---------------

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $200,000,000, upon a written order of the Company in the form of an Officers' Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $200,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange.
Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

Section 2.02.  Form and Dating.
               ---------------

          The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is
                                                        ---------
incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore
                        ---------
transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes
                                                       ---------
transferred to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03.  Execution and Authentication.
               ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Noteholder.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however,
                                                              --------  -------
that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Trustee is not required to qualify to do business in any jurisdiction outside the state of New York and shall be in full compliance with the provisions of this Indenture by refusing any request to so qualify.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 8.07.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar.

Section 2.05.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07.  Transfer and Exchange.
               ---------------------

          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the

Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.18 or 9.05 (in which events the Company shall be responsible for the payment of such taxes). The Company and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Registrar, the Paying Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, if any, or interest on such Note, and neither the Trustee, the Registrar, the Paying Agent nor the Company shall be affected by notice to the contrary.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Each Holder of a Note agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the

Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.08.  Replacement Notes.
               -----------------

          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such
Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, reasonable attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Company.

Section 2.09.  Outstanding Notes.
               -----------------

          The Notes outstanding at any time are all Notes that have been authenticated and delivered by the Trustee except for (a) those canceled by it,
(b) those delivered to it for cancellation, (c) to the extent set forth in Sections 10.01 and 10.02, on or after the date on which the conditions set forth in Section 10.01 or 10.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives written notice satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.  Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not of the Company, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11.  Temporary Notes.
               ---------------

          Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy canceled Notes and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13.  Defaulted Interest.
               ------------------

          If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date and provide the Trustee at least 20-days notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Company shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment. At least 15 days before such special record date, the Company or the Trustee, in the name and at the expense of the Company, shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided in Section 6.01 hereof shall be paid to the Holders of the Notes as of the regular record date for the Interest Payment Date for which interest has not been paid.

Section 2.14.  CUSIP Number.
               ------------

          The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no
                        --------
representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15.  Deposit of Moneys.
               -----------------

          On or prior to 10:00 a.m., New York City time, on each due date of the principal of, and premium, if any, or interest on any of the Notes, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such due date, in a timely manner which permits the Trustee to remit payment to the Holders on such due date. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal of, premium, if any, and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.16.  Book-Entry Provisions for Global Notes.
               --------------------------------------

          (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes
                                                    ---------
initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit
                                                                        -------
B with respect to
-

Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.
                            ---------

          Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company
                                     ---------
determine otherwise in compliance with applicable law.

          (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person who the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

          (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17.  Special Transfer Provisions.
               ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after October 23, 1999 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E
                                                                    ---------
               hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto;
                                                        ---------
               provided that in the case of a transfer of a Note bearing the
               --------
               Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph
               (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

          (d)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18.  Computation of Interest.
               -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


ARTICLE THREE

                                  REDEMPTION


Section 3.01.  Election to Redeem; Notices to Trustee.
               --------------------------------------

          If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

          If the Company is required to make an offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.18 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a repurchase date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the principal amount of Notes to be repurchased, (iv) the repurchase price and (v) a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.18 have been satisfied, as applicable.

Section 3.02.  Selection by Trustee of Notes To Be
               Redeemed.
               -----------------------------------

          In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such
                                            --- ----
other method as it shall deem fair and equitable; provided, however, that if a
                                                  --------  -------
partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis to the extent practical, unless such a method is
             --- ----
prohibited. The Trustee shall promptly notify the Company and, unless the Trustee is acting as such, the Registrar of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof selected by the Trustee shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.04 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of premium and accrued interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

          (7) the provision of paragraph 6 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) the aggregate principal amount of Notes that are being redeemed.

          At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record
                 --------
date and on or prior to
the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided,
                                                                  --------
further, that if a Redemption Date is a Legal Holiday, payment shall be made on
-------
the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. All money earned on funds held in trust by the Trustee or any Paying Agent and any excess or remaining funds shall be remitted to the Company.

          On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part (with, if the Company or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

                                   COVENANTS

Section 4.01.  Payment of Notes.
               ----------------

          The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.  SEC Reports.
               -----------

          (a) The Company shall file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that if the Company is not required to file with the SEC
              --------
pursuant to Section 13 or 15(d) of the Exchange Act, it will continue to make such filings to the extent permitted by the SEC. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph
(a) above to their equityholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

          (c) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to
                --------  -------
furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.
               ----------------------

          (a) The Company and the Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year and on or before 45 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers on behalf of each of the Company and the Guarantors of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and such Guarantors) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors is taking or propose to take with respect thereto.

          (b) So long as the Trustee has not received an Officer's Certificate stating that it would be contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Guarantor has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) The Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

          (d) The Company currently operates on a 52-53 week fiscal year ending on the last Thursday in September of each year. The Company will provide written notice to the Trustee of any change in its fiscal year.

Section 4.05.  Taxes.
               -----

          The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Additional Indebtedness.
               -------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default shall
                        --------
have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of the Guarantors may incur Indebtedness including Acquired Indebtedness if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

          Notwithstanding the foregoing, the Company and the Guarantors may incur Permitted Indebtedness; provided that the Company will not incur any
                              --------
Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

Section 4.07.  Limitation on Preferred Stock of
               Restricted Subsidiaries.
               --------------------------------

          The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly-Owned Subsidiary of the

Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08.  Limitation on Capital Stock of
               Restricted Subsidiaries.
               ------------------------------

          The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with
Section 4.10, the issuance of Preferred Stock in compliance with Section 4.07 or the pledge or hypothecation of Capital Stock of a Restricted Subsidiary made in compliance with Section 4.12.

Section 4.09.  Limitation on Restricted Payments.
               ---------------------------------
          The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b)  immediately after giving pro forma effect to such Restricted
                                        --- -----
Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or

Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted, exercised or exchanged, as the case may be, and (3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by the Company of any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          The provisions of this Section 4.09 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or in an amount not in excess of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or in an amount not in excess of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or in an amount not in excess of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company, (v) repurchases from employees of the Company or its Subsidiaries in connection with the termination of employment of shares of the Company's Capital Stock (other than Disqualified Capital Stock) in an amount not to exceed in the aggregate the sum of (A) $2 million plus (B) the aggregate Net Cash Proceeds received by the Company from the sale to employees of Capital Stock of the Company (other than Disqualified Capital Stock) after the Issue Date, (vi) the Company's provision of seller financing in the form of purchase money mortgages in connection with sales of convenience stores and/or sites; provided, that the aggregate amount
                                          --------
of such seller financing does not exceed $10 million at any time outstanding,
(vii) the making of Investments in Unrestricted Subsidiaries or other entities; provided that the Net Investment at any time after the Issue Date shall not
--------
exceed $15 million, or (viii) the making of other Restricted Payments not specifically permitted herein not in excess of $5 million; provided that in
                                                           --------
calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i) and (v) shall be included in such calculation.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

Section 4.10.  Limitation on Certain Asset Sales.
               ---------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, and evidenced by a Board Resolution);
(ii) not less than 80% of the consideration received by the Company or such applicable Restricted Subsidiary, as the case may be, is in the form of (x) cash or Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap or (y) the assumption of any Indebtedness or liabilities reflected on the balance sheet of the Company or a Restricted Subsidiary in accordance with GAAP (other than Indebtedness that is subordinated to or pari
                                                                         ----
passu
-----
with the Notes); and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or any such Restricted Subsidiary as conducted on the Issue Date; provided that (1) such investment
                                           --------
occurs or the Company or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 270 days following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and (2) Asset Sale Proceeds so contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and (c) third, if on such 270th day in the case of clauses (iii)(a) and (iii)(b)(1) or on such 360th day in the case of clause
(iii)(b)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Assets Sale Proceeds not required to repurchase Notes.

          (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause
(iii)(c) above, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date; (2) the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

             (1) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

             (2) the purchase price and the Purchase Date;

             (3) that any Note not tendered or accepted for payment will continue to accrue interest;

             (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

             (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

             (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day prior to the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

             (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by
              ----
     the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes and use such portion for general corporate purposes, and such retained portion shall not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase Notes.

          In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $2 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $10 million which is not permitted under clause (i) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

          The foregoing provisions shall not apply to (i) any Restricted Payment that is not prohibited by Section 4.09, or any transaction that is permitted by the definition of "Restricted Payment" (other than the transactions described in clauses (iv) and (vii) of the definition of "Permitted Investments"), (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management or (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date.

Section 4.12.  Limitations on Liens.
               --------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, to secure Indebtedness which is pari
                                                                            ----
passu with or subordinate in right of payment to the Notes unless (i) if such
-----
Lien secures Indebtedness which is pari passu with the Notes, then the Notes are
                                   ---- -----
secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

Section 4.13.  Limitation on Creation of Subsidiaries.
               --------------------------------------

          The Company shall not create or acquire, and shall not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, or (ii) a Restricted Subsidiary that is conducting or will conduct only a business similar or reasonably related to the business conducted by the Company and its Subsidiaries on the Issue Date, or (iii) an Unrestricted Subsidiary; provided, however, that
                                                        --------  -------
each Restricted Subsidiary acquired or created pursuant to clause (ii) shall at the time it has either assets or stockholders equity in excess of $25,000 have executed a guarantee, substantially in the form attached to the Indenture (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinion of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor.

Section 4.14.  Limitation on Sale and Lease-Back
               ---------------------------------
               Transactions.
               ------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06; provided that for purposes of this Section 4.14, clause (v) of the definition of Permitted Indebtedness shall be deemed to include Attributable Indebtedness relating to operating leases.

Section 4.15.  Limitation on Dividend and Other Payment
               ----------------------------------------
               Restrictions Affecting Restricted
               ---------------------------------
               Subsidiaries.
               ------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a)(i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the

Issue Date, (ii) the Senior Credit Facility, (iii) this Indenture, the Notes and the Guarantees, (iv) applicable law, (v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (vi) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices,
(vii) Refinancing Indebtedness; provided that such restrictions are no more
                                --------
restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or (ix) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

Section 4.16.  Payments for Consent.
               --------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.17.  Legal Existence.
               ---------------

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

provided, however, that the Company shall not be required to preserve any such
--------  -------
right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.18.  Change of Control.
               -----------------

          (a) Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

          If the Senior Credit Facility or other Senior Indebtedness is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph (b) below, but in any event within 20 days following any Change of Control, the Company shall (i) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all other such Senior Indebtedness and repay the obligations of each such lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility and all other such Senior Indebtedness to permit the repurchase of the Notes pursuant to this Section 4.18. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that
                                                                --------
the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section
6.01 hereof if not cured within 30 days after the notice required by such clause.

          (b) Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.18 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to a depository, if appointed, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance if the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
                            --------
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the depository or Paying Agent.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided
                                                                      --------
that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (c) (A) If either the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company shall not issue

Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

          In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company shall comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.

Section 4.19.  Maintenance of Properties; Insurance; Books and Records;
               -------------------------------------------------------
               Compliance with Law.
               --------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted), except where the failure to do so would not materially adversely affect the business, prospects earnings, properties, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

          (b) The Company shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

          (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company, in accordance with sound business practices sufficient to permit the preparation of financial statements based thereon in accordance with GAAP.

          (d) The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole; provided that the foregoing shall not be applicable to the
                  --------
extent that the Company is contesting in good faith the application of the foregoing.

Section 4.20.  Further Assurance to the Trustee.
               --------------------------------

          The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.21.  Limitation on Other Senior Subordinated Indebtedness.
               ----------------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any of its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this Section 4.21, Indebtedness is deemed to be senior in right of payment to the Notes or the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinated to Senior Indebtedness.

Section 4.22.  Limitation on Conduct of Business.
               ---------------------------------

          The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date or which are in support of or ancillary to such businesses.

Section 4.23.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.


ARTICLE FIVE

                             SUCCESSOR CORPORATION


Section 5.01.  Limitation on Consolidation,
               ---------------------------
               Merger and Sale of Assets.
               --------------------------

          (a) The Company shall not and shall not permit any of its Restricted Subsidiaries to consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or such Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and the Guarantees, and the obligations under this Indenture, the Notes and the Guarantees, shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof; provided that a Person that
                                                   --------
is a Guarantor may merge into the Company another Person that is a Guarantor without complying with this clause (iii).

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereof, if required, comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02.  Successor Person Substituted.
               ----------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor entity formed by such consolidation or into which the Company or such Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture and the Notes with the same effect as if such successor entity had been named as the Company or such Guarantor herein and therein, and thereafter the predecessor Company or such predecessor Guarantor, as the case may be, shall be relieved of all obligations, covenants and Guarantees, as applicable, under this Indenture and the Notes.


ARTICLE SIX

                             DEFAULTS AND REMEDIES


Section 6.01.  Events of Default.
               -----------------

               An "Event of Default" occurs if:

               (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

               (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

               (3) either the Company or any Restricted Subsidiary defaults in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the provisions of Section 4.18 or Section 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (4) there is a default in the payment at final maturity of principal, interest or premium in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof (other than the Notes), or there is an acceleration of any such Indebtedness aggregating $10,000,000 or more, which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice of such default to the Company by the Trustee or to the Company and the Trustee by any Holder, or which acceleration shall not be rescinded or annulled within 20 days after written notice of such Default to the Company by the Trustee or to the Company and the Trustee by any Holder;

             (5) the entry of a final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

             (6) the Company or any Material Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)  commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (D) makes a general assignment for the benefit of its creditors, or

                 (E) generally is not paying its debts as they become due;

             (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against either of the Company or any Material Restricted Subsidiary in an involuntary case,

                 (B) appoints a Custodian of either of the Company or any Material Restricted Subsidiary or for all or substantially all of the property of either of the Company or any Material Restricted Subsidiary, or

                 (C) orders the liquidation of either of the Company or any Material Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days; or

             (8) any of the Guarantees ceases to be in full force and effect or any of the Guarantees of a Material Restricted Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Material Restricted Subsidiary is found to be invalid or any of the Guarantors denies in writing its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of Section 11.05).

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy law.

                 The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so. Subject to Sections 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

Section 6.02.  Acceleration.
               ------------

               If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a
                   --------  -------
     judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived,
     (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
     (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and
     (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(4), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03.  Other Remedies.
               --------------

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.  Waiver of Defaults and
               ----------------------
               Events of Default.
               ------------------

               Subject to Sections 6.02, 6.07 and 9.02 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right, on behalf of the Holders of all outstanding Notes, to waive any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.
               -------------------

               The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other
                               --------
     action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.  Limitation on Suits.
               -------------------

               Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:
               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of indemnity; and

               (5) no direction inconsistent (in the reasonable opinion of the Trustee) with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

               A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.
               --------------------------

               If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.  Priorities.
               ----------

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:  to the Trustee for amounts due under Section 8.07 hereof;

               SECOND: to Noteholders for amounts then due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts then due and payable on the Notes; and

               THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, the Company, any Guarantor or a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

Section 6.12.  Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


ARTICLE SEVEN

                                 SUBORDINATION


Section 7.01.  Notes Subordinate to Senior Indebtedness.
               ----------------------------------------

          The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 7, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article 7 to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness.

          This Article Seven shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 7.02.  Payment Over of Proceeds upon Dissolution, etc.
               ----------------------------------------------

               In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, arrangement, reorganization, liquidation, dissolution or other winding-up or other similar case or proceeding in connection therewith whether or not involving insolvency or bankruptcy, relative to the Company or to its creditors, as such, or to the Company's assets, whether voluntary or involuntary, or (b) any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of all or substantially all of its assets, upon the terms and conditions permitted under Article 5) (all of the foregoing, referred to herein as a "Bankruptcy Proceeding," and collectively as "Bankruptcy Proceedings"), then and in any such event:

             (1) the holders of Senior Indebtedness shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company (including any interest accruing after the commencement of any such Bankruptcy Proceeding whether or not such interest is an allowable claim enforceable against the Company in any such proceeding), before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes; and

             (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 7 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

             (3) in the event that, notwithstanding the foregoing provisions of this Section 7.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Indebtedness and shall be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

             (4) the consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 7 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 7.03.  Suspension of Payment When Senior Indebtedness in Default.
               ---------------------------------------------------------

          (a) Unless Section 7.02 hereof shall be applicable, after the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted

Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of Notes commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness (the "Representative") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the preceding and following paragraphs, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          (b) Unless Section 7.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraphs) the earliest of: (x) 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 7.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall
        --------  -------
extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 7.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 11.08(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 7.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

Section 7.04.  Trustee's Relation to Senior Indebtedness.
               -----------------------------------------

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 7, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness other than under the standards described in Section 8.01 if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 7 or otherwise.

Section 7.05.  Subrogation to Rights of Holders of Senior Indebtedness.
               -------------------------------------------------------

          Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 7, and no payments over pursuant to the provisions of this Article 7 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 7 shall have been applied, pursuant to the provisions of this Article 7, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 7.06.  Provisions Solely To Define Relative Rights.
               -------------------------------------------

          The provisions of this Article 7 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 7 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 7.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 7.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 7.03(c) hereof.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 7 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 7.07.  Trustee To Effectuate Subordination.
               -----------------------------------

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take, in the Trustee's sole discretion, such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Notes.

Section 7.08.  No Waiver of Subordination Provisions.
               -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 7.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 7 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no
                                                 --------  -------
event shall any such actions limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to
Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 7.09.  Notice to Trustee.
               -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 7 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to provisions of this Section 7.09, shall be entitled in all respects to assume that no such facts exist.

          (b) Subject to the provisions of Section 8.01 hereof, the Trustee shall be entitled to rely on the delivery to it and the Company of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company
           --------  -------
shall not affect in any way the right of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 7, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 7, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 7.10.  Reliance on Judicial Order or Certificate
               of Liquidating Agent.
               -----------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article 7, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 7.

Section 7.11.  Rights of Trustee as a Holder of Senior
               Indebtedness; Preservation of Trustee's
               Rights.
               ---------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 7 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 7 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof.

Section 7.12.  Article Applicable to Paying Agents.
               -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 7 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 7 in addition to or in place of the Trustee.

Section 7.13.  No Suspension of Remedies.
               -------------------------

          Nothing contained in this Article 7 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 7 of the holders, from time to time, of Senior Indebtedness.

Section 7.14.  Defeasance of Subordination.
               ---------------------------

          The subordination of the Notes provided by this Article 7 is expressly made subject to the provisions for defeasance or covenant defeasance in Article 10 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Notes then outstanding shall thereupon cease to be subordinated pursuant to this Article 7.

ARTICLE EIGHT

                                    TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 8.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 8.02.  Rights of Trustee.
               -----------------

          Subject to Section 8.01 hereof:

          (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee, as provided in Section 8.01(c)) appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection, and the written advice or written opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 8.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 8.10 and 8.11 hereof.

Section 8.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 8.05.  Notice of Defaults.
               ------------------

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs unless such Default has been cured or waived. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 8.06.  Reports by Trustee to Holders.
               -----------------------------

          If required by TIA (S) 313(a), within 60 days after May 15 of any year, commencing May 15, 1998 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d).

          Reports pursuant to this Section 8.06 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.07.  Compensation and Indemnity.
               --------------------------

          The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the

Trustee's agents and counsel, except any disbursement, expense, compensation or advances as may be attributable to the negligence, willful misconduct or bad faith of the Trustee or its agents or counsel.

          The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than franchise taxes imposed on the Trustee and taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by it in connection with the acceptance or performance of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 8.07) and of defending itself against any claim (whether asserted by any Noteholder, the Company or any Guarantor) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of its obligations hereunder, except to the extent the Company and the Guarantors are prejudiced thereby. The Company and the Guarantors shall defend the claim and the Trustee or Agent shall cooperate in the defense (and may employ its own counsel) at the Company's and the Guarantors' expense; provided, however, that the Company and the Guarantors
                     --------  -------
shall not be responsible for the fees and expenses of the Trustee's or Agent's separate counsel unless the Trustee or Agent is advised by counsel in writing that it may have available to it defenses that are in addition to or in conflict with the defenses available to the Company, and in such event, that the Company's and the Guarantors' reimbursement obligation with respect to such counsel will be limited to the reasonable fees and expenses of such counsel and the reasonable fees and expenses of other advisors, professionals and experts engaged in connection with such additional or conflicting defenses. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or Agent solely as a result of the Trustee's or Agent's finally adjudicated violation of this Indenture.

          Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence, willful misconduct or bad faith. To secure the payment obligations of the Company in this Section 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts under this Section 8.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 8.07, the term "Trustee" shall include any trustee appointed pursuant to Article 8.

Section 8.08.  Replacement of Trustee.
               ----------------------

          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor Trustee under this Section.

          The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1)  the Trustee fails to comply with Section 8.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
8.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company obligations under Section
8.07 hereof shall continue for the benefit of the retiring Trustee.

Section 8.09.  Successor Trustee by Consolidation,
               Merger, etc.
               -----------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 8.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 8.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1).

Section 8.11.  Preferential Collection of
               Claims Against Company.
               --------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311 (b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 8.12.  Paying Agents.
               -------------

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 8.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 9.01.  Without Consent of Holders.
               --------------------------

          The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)  to comply with any requirements of the SEC under the TIA;

          (4)  to cure any ambiguity, defect or inconsistency;

          (5) to make any other change that does not materially and adversely affect the rights of any Noteholders hereunder;

          (6)  to add a Guarantor; or

          (7) to provide for the issuance of the Exchange Notes and the Private Exchange Notes in accordance with Section 2.01 in a manner that does not materially and adversely affect the rights of any Noteholder.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof,
the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 9.02.  With Consent of Holders.
               -----------------------

          The Company (when authorized by a Board Resolution), the Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or Guarantors with any provision of this Indenture or the Notes.
Subject to Section 9.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

          (1) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Note may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

          (5) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note;

          (6) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 9.02; or

          (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders of the Notes; or

          (8) release any Guarantor from any of the obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

          Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

          After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05.  Notation on or Exchange of Notes.
               --------------------------------

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee To Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 8.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and Guarantors, enforceable against the Company and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE TEN

                      DISCHARGE OF INDENTURE; DEFEASANCE


Section 10.01. Discharge of Indenture.
               ----------------------

          The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 10.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.08 hereof) and the Company has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

          After such delivery, the Trustee upon Company Request shall acknowledge promptly in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 8.07, 10.05 and 10.06 hereof shall survive.

Section 10.02. Legal Defeasance.
               ----------------

          The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 10.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 10.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 10.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 4.23 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof) and (D) this Article 10. Subject to compliance with this Article 10, the Company may exercise its option under this Section 10.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 10.03 below with respect to the Notes.

Section 10.03. Covenant Defeasance.
               -------------------

          At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA) through 4.19 and 4.21 through 4.22, inclusive, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 10.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 10.04. Conditions to Legal Defeasance
               or Covenant Defeasance.
               ------------------------------

          The following shall be the conditions to application of Section 10.02 or Section 10.03 hereof to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 hereof who shall agree to comply with the provisions of this Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

          (2) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or, with respect to Events of Default described under Section 6.01, shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

          (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under this Indenture, the Senior Credit Facility or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which they are bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (6) in the case of an election under Section 10.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (7) in the case of an election under Section 10.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant

     Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to either the Legal Defeasance under
     Section 10.02 above or the Covenant Defeasance under Section 10.03 hereof (as the case may be) have been complied with;

          (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

          (10) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (11) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 8.07 hereof.

Section 10.05. Deposited Money and U.S. Government
               Obligations To Be Held in Trust; Other
               Miscellaneous Provisions.
               --------------------------------------

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
10.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon an Company Request any money or U.S. Government Obligations held by it as provided in
Section 10.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 10.06. Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01, 10.02 or 10.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01 hereof; provided,
                                                                --------
however, that if the Company or the Guarantors have made any payment of
-------
principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 10.07. Moneys Held by Paying Agent.
               ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 10.01 hereof, to the Company upon an Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 10.08. Moneys Held by Trustee.
               ----------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided,
                                                                     --------
however, that the Trustee or any such Paying Agent, before being required to
-------
make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE ELEVEN

                              GUARANTEE OF NOTES


Section 11.01. Guarantee.
               ---------

          Subject to the provisions of this Article 11, each Guarantor hereby jointly and severally unconditionally guarantee to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 8.07) all in accordance with the terms of such Note and this Indenture, subject, however, to the limitations set forth in Section 11.03, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 10.01 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 11 and not discharged.

          The Guarantee set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 11.02. Execution and Delivery of Guarantees.
               ------------------------------------

          To evidence the Guarantee set forth in this Article 11, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit G hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

          Each Guarantor hereby agrees that the Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.03. Limitation of Guarantee.
               -----------------------

          Notwithstanding any term or provision of this Indenture to the contrary, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed hereunder by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.04. Additional Guarantors.
               ---------------------

          The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.13 hereof, to execute a guarantee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 11 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 11.05. Release of Guarantor.
               --------------------

          A Guarantor shall be released from all of its obligations under its Guarantee if:

          (a) (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and
                   5.01 hereof; or

              (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with or (b) all other guarantees in respect of borrowed money made by such Guarantor have been fully released and terminated.

          The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.05 have been complied with, deliver an appropriate instrument evidencing such release, and take such other actions as may be reasonably necessary or desirable, upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.05.

Section 11.06. Guarantee Obligations Subordinated to
               Guarantor Senior Indebtedness.
               -------------------------------------

          Each Guarantor hereby covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, and interest on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment and satisfaction in full in cash of all Guarantor Senior Indebtedness of such Guarantor.

          This Section 11.06 and the following Sections 11.07 through 11.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.07. Payment Over of Proceeds upon Dissolution,
               etc., of a Guarantor.
               ------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, arrangement, reorganization, liquidation, dissolution or other similar case or proceeding in connection therewith whether or not involving insolvency or bankruptcy, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any general assignment for the benefit of creditors or other marshaling of assets or liabilities of any Guarantor (except in connection with the merger or consolidation of a Guarantor or its liquidation or dissolution following the transfer of all or substantially all of its assets, upon the terms and conditions permitted under Article 5 of this Indenture) (all of the foregoing referred to herein individually as a "Guarantor Bankruptcy Proceeding" and collectively as "Guarantor Bankruptcy Proceedings"), then and in any such event:

          (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all such Guarantor Senior Indebtedness (including any interest accruing after the commencement of any such Bankruptcy Proceeding whether or not such interest is an allowable claim enforceable against the Company in any such proceeding) before the Holders of the Notes are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind by such Guarantor on account of its Guarantee; and

          (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 11.07, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid and satisfied in full in cash, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of such Guarantor Senior Indebtedness and shall be immediately paid over or delivered to the holders of such Guarantor Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness;

          (4) the consolidation of such Guarantor with, or the merger of such Guarantor with or into, another Person or the liquidation or dissolution of such Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof and in this Article 11 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of Article 5 hereof if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof

Section 11.08. Suspension of Guarantee Obligations When
               Guarantor Senior Indebtedness in Default.
               ----------------------------------------

          (a) Unless Section 11.07 hereof shall be applicable, after the occurrence of a Payment Default with respect to any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, no payment or distribution of any kind or character of a Guarantor (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such

Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Guarantee, and neither the Trustee nor any Holder of any Notes shall take or receive from any Guarantor or any Restricted Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee commencing on the date of receipt by the Trustee of written notice from the representative of the holders of any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (the "Guarantor Representative") of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the preceding and following paragraph, such Guarantor shall resume making any and all required payments in respect of its Guarantee, including any missed payments.

          (b) Unless Section 11.07 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Guarantor), no payment or distribution of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) shall be made by such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Guarantee, and neither the Trustee nor any Holder of any Notes shall take or receive from any Guarantor or any Restricted Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraphs the earliest of: (x) 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.08(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 7.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 7.03(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided,
                                                               --------
however, that no such additional Guarantee Payment Blockage Period shall extend
-------
beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 11.08(b) and no Payment Blockage Period may be commenced under Section 7.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative, whether or not within the Initial Guarantee Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 11.08, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or otherwise as a court of competent jurisdiction shall direct.

Section 11.09. Subrogation to Rights of Holders of
               Guarantor Senior Indebtedness.
               -----------------------------------

          Upon the payment in full of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 11.10. Guarantee Subordination Provisions Solely
               To Define Relative Rights.
               -----------------------------------------

          The subordination provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.07 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.08 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.08(c) hereof.

          The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.11.    Application of Certain Article 7 Provisions.
                  -------------------------------------------

          The provisions of Sections 7.04, 7.07, 7.08, 7.09, 7.10, 7.12 and 7.13
hereof shall apply, mutatis mutandis, to each Guarantor and their respective
                    ------- --------
holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 7 shall mean this Article 11.


ARTICLE TWELVE

                                 MISCELLANEOUS



Section 12.01. Trust Indenture Act Controls.
               ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.    Notices.
                  -------

          Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company or any Guarantor:

               THE PANTRY, INC.
               1801 Douglas Drive
               Post Office Box 1410
               Sanford, NC  27330

               Attention:  Chief Financial Officer

               Fax Number:  (919) 774-3320

          If to the Trustee:

               United States Trust Company of New York
               114 West 47th Street
               New York, NY  10036

               Attention:  Corporate Trust Department

               Fax Number:  (212) 852-1626/7

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery.

          The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and hand delivered, mailed with first-class postage prepaid or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.    Communications by Holders
                  with Other Holders.
                  ------------------

          Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04.    Certificate and Opinion as
                  to Conditions Precedent.
                  -----------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.    Statements Required in Certificate
                  and Opinion.
                  -----------

          Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such

Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 12.06.    Rules by Trustee and Agents.
                  ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07.    Business Days; Legal Holidays.
                  -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08.    Governing Law.
                  -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09.    No Adverse Interpretation of Other
                  Agreements.
                  -----------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10.    No Recourse Against Others.
                  --------------------------

          No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor entity or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor entity thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any Guarantor, or any successor entity thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.11.    Successors.
                  ----------

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12.    Multiple Counterparts.
                  ---------------------
          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13.    Table of Contents, Headings, etc.
                  --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    Separability.
                  ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                              THE PANTRY, INC.


                              By: /s/ WILLIAM T. FLYG

                                  Name:  William T. Flyg
                                  Title: Senior V.P., Finance & CFO


                              GUARANTORS

                              Sandhills, Inc.


                              By: /s/ WILLIAM T. FLYG

                                  Name:  William T. Flyg
                                  Title: Vice President


                              Lil' Champ Food Stores, Inc.


                              By:  /s/ WILLIAM T. FLYG

                                  Name:  William T. Flyg
                                  Title: Executive V.P. & Assistant Secretary


                              United States Trust Company of New
                                York, as Trustee


                              By: /s/ JAMES E. LOGAN

                                  Name:  James E. Logan
                                  Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                            [FORM OF FACE OF NOTE]

Number                                                            CUSIP

THE PANTRY, INC.

                   10 1/4% SENIOR SUBORDINATED NOTE DUE 2007

          The Pantry, Inc., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
or registered assigns the principal sum of                   ($          ), on
October 15, 2007.

          Interest Payment Dates: April 15 and October 15, commencing April 15, 1998

          Record Dates: April 1 and October 1

          This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.


                              THE PANTRY, INC.


                              By:

                                  Name:
                                  Title:


                              By:

                                  Name:
                                  Title:


Certificate of Authentication:
This is one of the 10 1/4% Senior
Subordinated Notes due 2007 referred
to in the within-mentioned Indenture

Dated:


United States Trust Company of New York, as Trustee

By: ____________________
    Authorized Signatory

                                                                  (REVERSE SIDE)
THE PANTRY, INC.

                   10 1/4% SENIOR SUBORDINATED NOTE DUE 2007


1.     INTEREST.

          The Pantry, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing on April 15, 1998, at the rate of 10 1/4% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 2% per annum in excess of the rate borne by the Notes.

2.     METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the April 1st or October 1st preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium,
               --------  -------
if any, and interest by check payable in such money. They may mail an interest check to the Holder's registered address.

3.     PAYING AGENT AND REGISTRAR.

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4.     INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of October 23, 1997 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Restricted Subsidiaries of the Company, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its Restricted Subsidiaries, certain other restricted payments by the Company and its Restricted Subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and contains a provision regarding change-of-control transactions.

5.     SUBORDINATION.

          The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the
                                                  --------  -------
Indebtedness
evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 18 below.

6.     OPTIONAL REDEMPTION.

          The Company, at its option, may redeem the Notes, in whole at any time or in part from time to time, at any time on or after October 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on October 15 of each year listed below:


          Year                     Redemption Price
          ----                     ----------------
          2002..................   105.125%
          2003..................   103.417%
          2004..................   101.708%
          2005 and thereafter...   100.000%

          Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to October 15, 2000 at a redemption price equal to 110.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $130,000,000 of the aggregate principal amount
           --------
of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

7.     NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.     OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.     REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Company, the Guarantors, CIBC Wood Gundy Securities Corp. and

First Union Capital Markets Corp., as initial purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

10.    DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.    PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

12.    UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

13.    AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

14.    SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

15.    DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that
                                                    --------  -------
after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

16.    TRUSTEE DEALINGS WITH THE COMPANY

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

17.    NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.    DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

19.    ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

20.    CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.    GOVERNING LAW.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: THE PANTRY, INC., 1801 Douglas Drive, Post Office Box 1410, Sanford, North Carolina 27330, Attention: Chief Financial Officer.

22.    GUARANTEES.

          The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                   ASSIGNMENT
                                   ----------


I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date: ____________           Your Signature: ___________________________________
                                              (Sign exactly as your
                                              name appears on the
                                              other side of this Note)

             Signature Guarantee:  _____________________________________________

                      OPTION OF HOLDER TO ELECT PURCHASE
                      ----------------------------------


          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, check the appropriate box:

                       Section 4.10    [ ]                          Section 4.18

          If you want to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$_______________________

Date: __________________

         Your Signature: _____________________________________
                         (Sign exactly as your name appears on
                         the face of this Note)

_________________________
Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------
                        [FORM OF LEGEND FOR 144A NOTE]
                        ------------------------------


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE DATE OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                      [FORM OF ASSIGNMENT FOR 144A NOTE]
                      ----------------------------------
I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________
________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]
                                  -----------

          [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

          [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________        Your Signature: _____________________
                                                (Sign exactly as your
                                                name appears on the
                                                other side of this
                                                Note)

             Signature Guarantee: ____________________________________

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
             ----------------------------------------------------

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                   ________________________________
                                            NOTICE:  To be executed by
                                                     an executive officer

                                                                       EXHIBIT C
                                                                       ---------


                    [FORM OF LEGEND FOR REGULATION S NOTE]
                    --------------------------------------


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  [FORM OF ASSIGNMENT FOR REGULATION S NOTE]
                  ------------------------------------------

I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________
________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]
                                  -----------

          [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

          [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________          Your Signature: _____________________
                                                  (Sign exactly as your
                                                  name appears on the
                                                  other side of this
                                                  Note)

             Signature Guarantee: ____________________________________

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
             ----------------------------------------------------


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     ________________________________
                              NOTICE:  To be executed by
                              an executive officer

                                                                       EXHIBIT D
                                                                       ---------
                       [FORM OF LEGEND FOR GLOBAL NOTE]
                       --------------------------------


          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or Regulation S Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E
                                                                       ---------


Form of Certificate to Be
--------------------------------------------------------------------------------
Delivered in Connection with
--------------------------------------------------------------------------------
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                               ___________, ____
Attention:

             Re:  The Pantry, Inc. (the "Company") 10 1/4%
                  Senior Subordinated Notes due 2007
                  (the "Notes")
                  ----------------------------------------

Dear Sirs:
             In connection with our proposed purchase of Notes, we confirm that:

             1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture
     dated as of        , 1997 relating to the Notes and we agree to be bound
     by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

             2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

             3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

             4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

             5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,
                                  [Name of Transferee]

                                  By: _______________________________
                                      _______________________________
                                      _______________________________
                                          Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------

Form of Certificate to Be Delivered
in Connection with Transfers
                           Pursuant to Regulation S


                                                                __________, ____


Attention:

         Re:  The Pantry, Inc. (the "Company")
              10 1/4% Senior Subordinated Notes
              due 2007 (the "Notes")
              ---------------------------------
Dear Sirs:

         In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,
                                   [Name of Transferor]
                                   By: _____________________________
                                       _____________________________
                                       _____________________________
                                           Authorized Signature

                                                                       EXHIBIT G
                                                                       ---------


                              [FORM OF GUARANTEE]


         Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of October 23, 1997 by and among The Pantry Inc., as issuer, the Guarantors, as guarantors, and United States Trust Company of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                              SANDHILLS, INC.

                              By:

                                  Name:
                                  Title:


                              LIL' CHAMP FOOD STORES, INC.

                              By: __________________________
                                  Name:
                                  Title:

                                  (1)

                                  (i)

                                  (2)

                                  (i)

                                  (3)

                                  (i)

                                  (4)

                                  (i)

                                  (5)

                                  (i)

                                  (6)

                                  (i)